Calculation of Filing Fee Tables
S-3
UNIVERSAL HEALTH SERVICES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.500% Senior Secured Notes due 2031	457(r)	600,000,000	$ 0.99937	$ 599,622,000.00	0.0001381	$ 82,807.80
Fees to be Paid	2	Debt	6.000% Senior Secured Notes due 2036	457(r)	500,000,000	$ 0.99359	$ 496,795,000.00	0.0001381	$ 68,607.39
Fees to be Paid	3	Other	Guarantees of Subsidiary Guarantors	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,096,417,000.00		$ 151,415.19
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 151,415.19
Offering Note
[1]	Calculated in accordance with Rule 457(o) based on the proposed maximum aggregate offering price and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 456(b) of the Securities Act, the registrant initially deferred payment of all of the registration fees for the registrant's registration statement on Form S-3 (File No. 333-282135) (as amended, the "Form S-3"), originally filed with Securities and Exchange Commission on September 16, 2024. The "Calculation of Filing Fee Tables" contain herein shall be deemed to update the "Calculation of Filing Fee Tables" in the Form S-3, in accordance with Rules 456(b) and 457(r) under the Securities Act.

[2]	Calculated in accordance with Rule 457(o) based on the proposed maximum aggregate offering price and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 456(b) of the Securities Act, the registrant initially deferred payment of all of the registration fees for the registrant's registration statement on Form S-3 (File No. 333-282135) (as amended, the "Form S-3"), originally filed with Securities and Exchange Commission on September 16, 2024. The "Calculation of Filing Fee Tables" contain herein shall be deemed to update the "Calculation of Filing Fee Tables" in the Form S-3, in accordance with Rules 456(b) and 457(r) under the Securities Act.

[3]	(2) The notes issued by the registrant will be guaranteed on a senior secured basis by all of the registrant's existing and future direct and indirect subsidiaries that guarantee the registrant's senior secured credit facility or the registrant's other first lien obligations or any junior lien obligations. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of such guarantees. (3) The registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,096,417,000.00. The prospectus is a final prospectus for the related offering.